EXHIBIT 10.8



February 8, 1995


BY FEDERAL EXPRESS
Lomas Mortgage USA, Inc.
1600 Viceroy Drive
Dallas, Texas 75235

Attn:  Mr. Paul Fletcher
       Senior Vice President

     RE: AMENDMENT TO THE COMMITMENT LETTER ("COMMITMENT LETTER") DATED MAY 18, 1994 BETWEEN DLJ MORTGAGE CAPITAL, INC. ("DLJMC") AND LOMAS MORTGAGE USA, INC. ("LOMAS")

Dear Mr. Fletcher:

Pursuant to your request, we hereby agree, effective as of December 31, 1994, to revise the following terms and conditions of the Commitment Letter:

Page 1, Paragraph 1 (iii):
The total of all Advances as Wet Transactions is decreased from $50 million to $25 million.

Page 3, Paragraph following Paragraph 6:
Lomas' option to increase its aggregate credit line up to $400 million upon payment of an additional Commitment Fee and upon 30 days advance notice is no longer available.

Annex A, Page 4, Paragraph 3 (b):
The minimum GAAP Net Worth requirement is lowered from $200 million to $150 million.

All other terms and conditions contained in the Commitment Letter remain unchanged.

Please acknowledge your agreement to the foregoing by signing and returning the enclosed duplicate of this letter, whereby this Amendment to the Commitment Letter shall become a binding agreement between Lomas and DLJ.

                                   AGREED AND ACCEPTED as of the above date:

DLJ MORTGAGE CAPITAL, INC.:             LOMAS MORTGAGE USA, INC.:


By:  /S/VINCENT P. BROWNE               By: /S/PAUL D. FLETCHER
     --------------------------             ----------------------------
Name:  Vincent P. Browne                Name:  Paul D. Fletcher
       ------------------------                -------------------------
Title:  Senior Vice President           Title:  Senior Vice President
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